Exhibit 10(hhh)

                        LETTER CO CONTRACT

David Packer, President                                          May 7, 1999
Computerized Thermal Imaging Company
476 Heritage Park Blvd., Suite 210
Layton, Utah 84041

Computerized Thermal Imaging Company (hereafter CTI Co.), with headquarters in Layton, Utah, and TRW Inc. intends to negotiate a contract for the provision of professional services on a Time and Material Basis. Pending the completion of negotiations and the execution of the definitized final Contract, CTI Co. hereby authorizes TRW to proceed with providing professional services on a time and material basis in the amount of not to exceed [Redacted due to confidentiality: contains industry sensitive or intellectual property provisions] through 1 July 1999 for the following initial tasks:

1. Review Transcan FDA minutes.

2. Support preparation of the FDA submission by the CTI Co. for breast cancer thermal imaging

3. Review and incorporate new image and clinical data into software design and perform subsequent performance evaluation.

4. Continue development and commercialization of the imaging processing and classification software for breast cancer thermal imaging.

5. Support calibration, checkout, and maintenance of systems installed at clinical sites.

6. Any additional tasking directed by subsequent letter.

CTI Co. shall pay for such services 30 days after receipt of TRW's invoice for hours, materials and other direct charges in accordance with the following table:

             Labor Category                Rate ($/hour
      -----------------------------        -------------
      Administrative Assistant                   *
      Project Control                            *
      Engineer/Scientist Junior                  *
      Engineer/Scientist Mid-Level               *
      Engineer/Scientist Senior                  *
      Program Manager                            *
      Program Executive                          *

            Category                        Handling Fee( %
      ------------------------------        --------------
      Travel                                     *
      Materials                                  *
      Other Direct Charges                       *

* [Redacted due to confidentiality: contains industry sensitive or intellectual property provisions.]

TRW shall invoice each month. The invoice shall identify hours worked during the billing period by Labor Category as well as any charges for Materials and Other Direct Charges along with the applicable handling fee. The primary technical personnel performing the professional services shall include: Scott Birbeck, David Rich, Brent Higgs, Byran Hadley, and Jeannie Prothero. Other support personnel and certain additional technical personnel will be used as needed. Substitution of primary technical personnel shall occur only with the prior notification to CTI Co.

/s/ David A. Packer                            /s/ signature illegible
---------------------------                    ---------------------------
David A. Packer, President                                 TRW
CTI Co.